UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2016

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza 910 Louisiana Street Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On March 2, 2016, Shell Midstream Partners, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) by and among the Partnership, on the one hand, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC (each, a “Manager” and collectively, the “Managers”), on the other hand. Pursuant to the terms of the Distribution Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $300,000,000 (“Common Units”). The sales, if any, of the Common Units under the Distribution Agreement will be made by means of ordinary broker transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Managers and the Partnership.

Under the terms of the Distribution Agreement, the Partnership may also sell Common Units to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. If the Partnership sells Common Units to one or more of the Managers as principal, the Partnership will enter into a separate agreement with such Manager and the Partnership will describe such agreement in a separate prospectus supplement or pricing supplement.

The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s shelf registration statement on Form S-3, as amended (Registration No. 333-208932), as supplemented by the Prospectus Supplement dated March 2, 2016 relating to the sale of the Common Units (the “Prospectus Supplement”).

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Partnership and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Partnership expects to use the net proceeds from any sale of the Common Units for general partnership purposes, which may include, among other things, repaying all or a portion of the Partnership’s indebtedness outstanding at the time and funding working capital, capital expenditures or acquisitions.

As more fully described under the caption “Plan of Distribution” in the Prospectus Supplement, from time to time, the Managers and their affiliates have provided, directly or indirectly, investment and commercial banking or financial advisory services to the Partnership and its affiliates, for which they have received customary fees and commissions, and they expect to provide these services to the Partnership and its affiliates in the future, for which they expect to receive customary fees and commissions.

The Distribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Distribution Agreement. They are not intended to provide any other factual information about the Partnership, Shell Midstream Partners GP, LLC, the general partner of the Partnership (the “General Partner”), or their respective subsidiaries, affiliates, businesses or equity holders.

The representations, warranties and covenants contained in the Distribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Distribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Legal opinions relating to the Common Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Equity Distribution Agreement, dated as of March 2, 2016, by and among Shell Midstream Partners, L.P., Shell Midstream Partners GP LLC and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: March 2, 2016

INDEX TO EXHIBITS

Number	Description

1.1	Equity Distribution Agreement, dated as of March 2, 2016, by and among Shell Midstream Partners, L.P., Shell Midstream Partners GP LLC and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).

5